                                                                    EXHIBIT 99.1

                              MEDIS TECHNOLOGIES LTD.

                            INSTRUCTIONS FOR USE OF
                           SUBSCRIPTION CERTIFICATES

    The following instructions relate to a rights offering (the "Rights Offering") by Medis Technologies Ltd., a Delaware corporation ("Medis"), to the holders of its common stock, par value $0.01 per share ("Common Stock"), as
described in Medis' prospectus dated             , 2002 (the "Prospectus").
Holders of record of Common Stock at the close of business on             , 2002
(the "Record Date") will receive 0.171108071 non-transferable subscription rights (the "Subscription Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of approximately 3,000,000 whole Subscription Rights exercisable to purchase an aggregate of 3,000,000 shares of Common Stock are being distributed in connection with the Rights Offering. Each whole Subscription Right is exercisable, upon payment of $2.00 in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for an unlimited number of additional shares of Common Stock (to the extent available, and subject to proration) (the "Oversubscription Privilege"). See "The Rights Offering" in the Prospectus.

    No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The number of Subscription Rights issued to each stockholder will be rounded upwards or downwards, as appropriate, to the nearest whole Subscription Right.

    The Subscription Rights will expire at 5:00 p.m., New York City time, on
      , 2002 (as it may be extended, the "Expiration Date").


    The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section(s) on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.


    YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING SUBSCRIPTION RIGHTS PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

    IF THE NUMBER OF SHARES OF COMMON STOCK YOU OWNED ON THE RECORD DATE ARE HELD IN YOUR OWN NAME, YOU MUST HAVE THE SHARES THAT YOU PURCHASE IN THIS RIGHTS OFFERING ISSUED IN YOUR OWN NAME AND MEET CERTAIN OTHER REQUIREMENTS TO BE ELIGIBLE TO PARTICIPATE IN OUR LOYALTY PROGRAM, WHICH IS DESCRIBED IN THE PROSPECTUS.


1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, complete your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by hand delivery, by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (i) check or bank draft drawn upon a United States bank or money order payable to American Stock Transfer & Trust Company, as Subscription Agent (the "Subscription Agent") or
    (ii) wire transfer of immediately available funds to an account maintained by the Subscription Agent set forth on the reverse side of the Subscription Certificate.

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2.  ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the
    Subscription Agent only upon the (i) clearance of any uncertified check or
    (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or money order, or funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT
    IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.


3. PROCEDURES FOR GUARANTEED DELIVERY. You may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent on or prior to the Expiration Date, guaranteeing delivery of your properly completed and executed Subscription Certificate, within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Payment in full of the Subscription Price must still be received on or prior to the Expiration Date. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and Medis as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, shares will be allocated among beneficial owners exercising the Oversubscription Privilege in proportion to such owner's exercise of Subscription Rights pursuant to the Basic Subscription Privilege.

4. CONTACTING THE SUBSCRIPTION AGENT. The addresses of the Subscription Agent are as follows:


        IF BY OVERNIGHT COURIER:                          IF BY HAND:

 American Stock Transfer & Trust Company    American Stock Transfer & Trust Company
         Attention: Rights Agent                    Attention: Rights Agent
             59 Maiden Lane                             59 Maiden Lane
        New York, New York 10038                   New York, New York 10038


                                       2
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
  IF BY FIRST CLASS OR REGISTERED MAIL:         TO CONFIRM BY TELEPHONE OR FOR
                                                      INFORMATION, CALL:

 American Stock Transfer & Trust Company
         Attention: Rights Agent                        (718) 921-8200
    6201 Fifteenth Avenue, 3rd Floor
        Brooklyn, New York 11219

5. PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you have not indicated the number of Subscription Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

6. DELIVERY OF STOCK CERTIFICATES, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate.

    (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each validly-exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

    (b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected and taking into account any delays or extensions in closing the oversubscription purchases, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Subscription Rights holder pursuant to the Oversubscription Privilege.

    (c) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who exercises the Oversubscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Oversubscription Privilege.

7.  EXECUTION.

    (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute

                                       3
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       discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.


    (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.



8. TO EXERCISE SUBSCRIPTION RIGHTS THROUGH A BANK OR BROKER. To exercise your Subscription Rights through your bank or broker, complete the reverse of your Subscription Certificate and deliver your properly completed and executed Subscription Certificate to your bank or broker. Your Subscription Certificate should be delivered to your bank or broker in ample time for it to be exercised.


9. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

10. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.


11. SUBSTITUTE FORM W-9. Each Rights holder who elects to exercise the Subscription Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is attached to these instructions. Additional copies of the Substitute
    Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to backup withholding at a rate equal to the fourth lowest rate of tax applicable to unmarried individuals (which is 30.5% for amounts paid before 2002 and 30.0% for amounts paid during 2002) with respect to any dividends paid by Medis on shares of Common Stock purchased upon the exercise of the Subscription Rights.


                                       4
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                    MUST BE COMPLETED BY TENDERING HOLDER(S)

---------------------------------------------------------------------------------------------------------------
                                     PAYER'S NAME: MEDIS TECHNOLOGIES LTD.
---------------------------------------------------------------------------------------------------------------
              SUBSTITUTE                     Part I: PLEASE               TIN -------------------------------
               FORM W-9                      PROVIDE YOUR TIN IN               Social Security Number or
      Department of the Treasury             THE BOX AT RIGHT AND           Employer Identification Number
       Internal Revenue Service              CERTIFY BY SIGNING
                                             AND DATING BELOW
                                             ------------------------------------------------------------------
                                             PART 2--TIN Applied for   / /
     Payer's Request for Taxpayer
      Identification Number (TIN)
---------------------------------------------------------------------------------------------------------------
 CERTIFICATION. Under penalties of perjury, I certify that:

 (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

 (2) I am not subject to backup withholding either because (a) I have not been notified by the Internal Revenue
 Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (b) the IRS has notified me that I am no longer subject to backup withholding; and

 (3) I am a U.S. person (including a U.S. resident alien).

 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return.
 However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
 (Also see instructions in the attached Guidelines.)

 Signature ----------------------------------                           Date------------------------
 --------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      ON ANY PAYMENTS MADE TO YOU IN CONNECTION WITH THE RIGHTS OFFERING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL
                SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Officer or
 (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of delivery, all reportable payments made to me thereafter will be subject to backup withholding until I provide such number.

 Signature
 ----------------------------------        Date
 -------------------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER.--Social security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

    The table below will help determine the taxpayer identification number to give the payer.

--------------------------------------------------
                          GIVE THE
                          SOCIAL
FOR THIS TYPE OF          SECURITY
ACCOUNT:                  NUMBER OF--
--------------------------------------------------

1. Individual             The individual

2. Two or more            The actual owner of the
   individuals (joint     account or, if combined
   account)               funds, the first
                          individual on the
                          account (1)

3. Custodian account of   The minor (2)
   a minor (Uniform Gift
   to Minors Act)

4. a. The usual           The grantor-trustee (1)
      revocable savings
      trust account
      (grantor is also
      trustee)

  b. So-called trust      The actual owner (1)
     account that is not
     a legal or valid
     trust under state
     law

5. Sole proprietorship    The owner (3)

6. Sole proprietorship    The owner (3)

--------------------------------------------------

--------------------------------------------------
                          GIVE THE
                          EMPLOYER
                          IDENTIFICATION
FOR THIS TYPE OF ACCOUNT: NUMBER OF--
--------------------------------------------------

 7. A valid trust,        The legal entity (4)
    estate, or pension
    trust

 8. Corporate             The corporation

 9. Association, club,    The organization
    religious,
    charitable,
    educational, or
    other tax-exempt
    organization

10. Partnership           The partnership

11. A broker or           The broker or nominee
    registered nominee

12. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
--------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

PAYEES SPECIFICALLY EXEMPTED FROM BACKUP WITHHOLDING INCLUDE:

    - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

    - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

    - An international organization or any agency or instrumentality thereof.

PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    - A corporation.

    - A financial institution.

    - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

    - A futures commission merchant registered with the Commodity Futures Trading Commission

    - A foreign central bank of issue.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt- interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING.FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.

    Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally backup withhold on taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

           FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR
                         THE INTERNAL REVENUE SERVICE.